UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2005

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:      (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 21, 2005, the Compensation Committee of the Board of Directors of LaBranche & Co Inc. (the “Company”) exercised its discretion to authorize the payment by the Company of mid-year 2005 cash bonuses to the following named executive officers of the Company in the amounts set forth opposite their respective names:

Name and Title	Amount of Bonus

Michael LaBranche Chairman, Chief Executive Officer and President	$600,000

Alfred O. Hayward, Jr. Executive Vice President, Chief Executive Officer of LaBranche & Co. LLC	$400,000

William J. Burke, III Secretary and Chief Executive Officer of LaBranche Financial Services, Inc.	$230,000

Item 2.02.  Results of Operations and Financial Condition.

On July 26, 2005, LaBranche & Co Inc. issued a press release announcing its financial results for the second quarter and six months ended June 30, 2005.  A copy of this press release is furnished herewith as Exhibit 99.1.

The information in this Current Report, including the news release attached hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1                           Press release issued by LaBranche & Co Inc. dated July 26, 2005.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: July 26, 2005	By:	/s/ Jeffrey M. Chertoff
Name: Jeffrey M. Chertoff
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LaBranche & Co Inc. dated July 26, 2005.